                                                           Exhibit 26(h)(13)(iv)

                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

      Pursuant to the Participation Agreement, made and entered into as of the 28th day of March 2002, by and among MFS(R) Variable Insurance Trust (sm), Minnesota Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on March 1, 2004.

                               MINNESOTA LIFE INSURANCE COMPANY

                               By its authorized officer,

                               By: /s/ Robert J Ehren
                                   ---------------------------------------------

                               Title:  Second Vice President and Actuary
                                       -----------------------------------------

                               MFS VARIABLE INSURANCE TRUST,
                               ON BEHALF OF THE PORTFOLIOS
                               By its authorized officer and not individually,

                               By: /s/ James R. Bordewick, Jr
                                   ---------------------------------------------
                                       James R. Bordewick, Jr.
                                       Assistant Secretary

                               MASSACHUSETTS FINANCIAL SERVICES
                               COMPANY
                               By its authorized officer,

                               By: /s/ Stephen E. Cavan
                                   ---------------------------------------------
                                       Stephen E. Cavan
                                       Senior Vice President and Secretary

                                                        As of March 4, 2004

                                   SCHEDULE A

                       ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT


     NAME OF SEPARATE                                            SHARE CLASS
     ACCOUNT AND DATE                                            (INITIAL OR
      ESTABLISHED  BY                 POLICIES FUNDED              SERVICE            PORTFOLIOS
    BOARD OF DIRECTORS              BY SEPARATE ACCOUNT            CLASS)       APPLICABLE TO POLICIES
---------------------------  ----------------------------------  -----------  --------------------------
   VARIABLE ANNUITY                 MULTIOPTION ACHIEVER           Service    MFS INVESTORS GROWTH STOCK
        ACCOUNT                     MULTIOPTION CLASSIC                                 SERIES
                                    MULTIOPTION ADVISOR                        MFS NEW DISCOVERY SERIES
     MINNESOTA LIFE                                                           MFS MID CAP GROWTH SERIES
  VARIABLE LIFE ACCOUNT                                                            MFS VALUE SERIES
                                  VARIABLE ADJUSTABLE LIFE

                                 VARIABLE ADJUSTABLE LIFE -
                                       SECOND DEATH

                             VARIABLE ADJUSTABLE LIFE - HORIZON
                               VARIABLE ADJUSTABLE LIFE SUMMIT